Exhibit 10.1C

THIRD AMENDMENT TO REAL ESTATE SALES AGREEMENT

THIS THIRD AMENDMENT TO REAL ESTATE SALES AGREEMENT (“Third Amendment”) is made effective as of July 21, 2017, by and between 280 ASSOCIATES, L.L.C., an Alabama limited liability company (the “Seller”), and NATIONAL BANK OF COMMERCE, a national banking association (the “Buyer”).

RECITALS

WHEREAS, the Seller and the Buyer entered into a Real Estate Sales Agreement dated as of May 3, 2017, as amended by that certain First Amendment to Real Estate Sales Agreement dated June 26, 2017 and that certain Second Amendment to Real Estate Sales Agreement dated July 3, 2017 (collectively, the “Agreement”); and

WHEREAS, the Seller and the Buyer have agreed to amend the Agreement pursuant to the terms and conditions contained herein.

NOW THEREFORE, in consideration of the premises and the mutual covenants and conditions herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Seller and the Buyer hereby agree as follows intending to be legally bound:

1.     The above Recitals are hereby incorporated herein by reference.

2.     Capitalized terms that are not expressly defined herein shall have the same meanings ascribed to such terms as in the Agreement.

3.     Initial Due Diligence Period. The definition of Initial Due Diligence Period set forth in Section 2.1 is hereby amended to mean the period commencing on the Effective Date and ending at 5:00 p.m. on Monday, July 31, 2017.

4.     Approval Periods. Section 2.6 of the Agreement is hereby amended as follows:

(a)     The fourth and fifth lines of Section 2.6 are amended to replace the phrase “one (1) twelve (12) day period (ending at 5:00 p.m. on August 2, 2017) and three (3) subsequent thirty (30) day periods” with “three (3) thirty (30) day periods…”

(b)     The last sentence of Section 2.6 is deleted and replaced with the following sentence: “If Buyer fails to obtain one or more Approvals prior to the expiration of the then-current Approvals Period and notifies Seller of its intent to terminate this Agreement prior to the expiration of the then-current Approvals Period, Title Company shall promptly refund the Earnest Money to Buyer without further demand therefor; provided, however, that Twenty-Five Thousand and No/100 Dollars ($25,000.00) of the Earnest Money shall become non-refundable to Buyer (although applicable to the Purchase Price at Closing) and fully-earned by Seller (other than in the event of a default by Seller hereunder) upon the commencement of each Approvals Period exercised by Buyer (i.e., if Buyer properly terminates this Agreement during the third 30-day Approvals Period, $125,000 of the Earnest Money shall be refunded to Buyer, and $75,000 shall be remitted to Seller).”

5.     Except as amended and modified herein, all of the terms and conditions of the Agreement shall remain in full force and effect.

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IN WITNESS WHEREOF, the parties hereto have executed this Third Amendment on the date first written above.

WITNESS:	SELLER:

/s/ Patty Houston	280 ASSOCIATES, L.L.C.

	By:	/s/ Robert A. Schleusner
	Name:	Robert A. Schleusner
	Title:	Manager

BUYER:

/s/ John H. Holcomb, III	NATIONAL BANK OF COMMERCE

	By:	/s/ John R. Bragg
	Name:	John R. Bragg
	Title:	Executive Vice President

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